SUB ITEM 77Q1(e)

                                                   INVESTMENT ADVISORY AGREEMENT

         INVESTMENT ADVISORY AGREEMENT, dated this 29th day of June, 2007 by and between MFS HIGH
INCOME MUNICIPAL TRUST, a  StateMassachusetts  business trust (the "Trust"), and MASSACHUSETTS  FINANCIAL
SERVICES COMPANY, a StateplaceDelaware corporation (the "Adviser").

                                                                     WITNESSETH:

         WHEREAS, the Trust is engaged in business as an investment company registered under the Investment Company Act of 1940; and

         WHEREAS, the Adviser is willing to provide services to the Trust on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         Article  1.  Duties  of  the  Adviser.  (a)  The  Adviser  shall
         --------------------------------------
 provide  the  Trust  with  such
investment advice and supervision as the latter may from time to time consider necessary for the proper supervision of its assets. The Adviser shall act as investment adviser to the Trust and as such shall
furnish continuously an investment program and shall determine from time to time what securities or other instruments shall be purchased, sold or exchanged and what portion of the assets of the Trust shall be held uninvested, subject always to the restrictions of the Trust's Declaration of Trust, dated January 9, 1989, and By-Laws, each as amended from time to time (respectively, the "Declaration" and the "By-Laws"), to the provisions of the Investment Company Act of 1940 and the Rules, Regulations and orders thereunder and to the Trust's then-current Prospectus and Statement of Additional Information.

The Adviser also shall exercise voting rights, rights to consent to corporate actions and any other rights pertaining to the Trust's portfolio securities in accordance with the Adviser's policies and procedures as presented to the Trustees of the Trust from time to time. Should the Trustees at any time, however, make any definite determination as to the investment policy and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any,  specified  in such
notice or until similarly notified that such determination shall be revoked.

         (b) The Adviser shall take, on behalf of the Trust, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities or other instruments for the Trust's account with brokers or dealers selected by it, and to that end, the Adviser is authorized as the agent of the Trust to give instructions to the Custodian of the Trust as to the deliveries of securities or other instruments and payments of cash for the account of the Trust. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser is directed to seek for the Trust the best overall price and execution available from responsible brokerage firms, taking account of all factors it deems relevant, including by way of illustration: price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing and impact of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker or dealer involved; and the quality of services rendered by the broker or dealer
in other transactions. In fulfilling this requirement, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty, created by this Agreement or otherwise, solely by reason of its having caused the Trust to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services  provided by such broker or
dealer,  viewed in terms of either that particular  transaction or the
 Adviser's overall  responsibilities
with  respect  to the  Trust  and to other  clients  of the  Adviser as to which  the  Adviser  exercises
investment discretion.

         (c) Subject to the general supervision and control of the Trustees of the Trust and under the terms and conditions set forth in this Agreement, the Trust acknowledges and agrees that it is contemplated that Adviser may, at its own expense, select and contract with one or more investment advisers (Sub-Advisers) to manage the investment operations and composition of the Trust and render investment advice for the Trust, including the purchase, retention, and disposition of the investments, securities and cash contained in the Trust, subject always to the  restrictions  of the  Trusts
Declaration  and the By-Laws,  to the  provisions  of the  Investment
=====================================
 Company Act of 1940 and the Rules,
                         ==========
Regulations and orders thereunder and to the Trust's then-current Prospectus and Statement of Additional Information; provided, that any contract with an Sub-Adviser (a Sub-Advisory Agreement) shall be in compliance with and approved as required by the Investment Company Act of 1940 and the Rules, Regulations and orders thereunder or in accordance with exemptive relief granted by the Securities and Exchange Commission (SEC) under the Investment Company Act of 1940.

(d) Subject always to the direction and control of the Trustee s of the Trust, Adviser will have (i) overall supervisory responsibility for the general management and investment of the Trusts assets; (ii) full discretion to select new or additional Sub-Advisers for the Trust; (iii) full discretion to enter into and materially modify existing Sub-Advisory Agreements with Sub-Advisers;
(iv) full discretion to terminate and replace any Sub-Adviser; and (v) full investment discretion to make all determinations with respect to the investment of the Trusts assets not then managed by an Sub-Adviser.

In connection with Advisers responsibilities herein, Adviser will assess the Trusts investment focus and will seek to implement decisions with respect to the allocation and reallocation of the Trusts assets among one or more current or additional Sub-Advisers from time to time, as Adviser deems appropriate, to implement the Trusts investment policies determined as provided above. In addition, Adviser (in conjunction with the Trusts Independent Chief Compliance Officer) will oversee (or, in the event that the Adviser does not require a Sub-Advisor to assume responsibility therefore under the Sub-Advisory Agreement, shall be responsible for) compliance of each Sub-Adviser with the investment objectives, policies and restrictions of the Trust (or portions of the Trust) under the management of such Sub-Adviser, and review and report to the Trustees of the Trust on the performance of each Sub-Adviser. Adviser will furnish, or cause the appropriate Sub-Adviser(s) to furnish, to the Trust such statistical information, with respect to the investments that the Trust (or portions of the Trust) may hold or contemplate purchasing, as the Trust may reasonably request. Further, Adviser (in conjunction with the Trust's Independent Chief Compliance Officer) will oversee compliance of each Sub-Adviser with the compliance program of the Trust (or portions of the Trust) under the management of such Sub-Adviser, as well as the compliance program of the Sub-Adviser as such program relates to the Sub-Adviser's management of the Trust. On Adviser's own initiative, Adviser will apprise, or cause the appropriate Sub-Adviser(s) to apprise, the Trust of important developments materially affecting the Trust (or any portion of the Trust that they advise) and will furnish the Trust, from time to time, with such information as may be appropriate for this purpose. Further, Adviser agrees to furnish, or cause the appropriate Sub-Adviser(s) to furnish, to the Trustees of the Trust such periodic and special reports as the Trustees of the Trust may reasonably request. In addition, Adviser agrees to cause the appropriate Sub-Adviser(s) to furnish to third-party data reporting services all currently available standardized performance information and other customary data as may be appropriate.

         (e)  Subject to the  provisions  of Article 6, the  Adviser  shall
============
not be liable for any error of
judgment or mistake of law by any  Sub-adviser or for any loss arising out of
                                   ===
 any  investment  made by any
Sub-adviser or for any act or omission in the execution and management of the Trust by any Sub-adviser.

         Article  2.  Allocation  of  Charges  and  Expenses.  (a) The
         ----------------------------------------------------
Adviser  shall  furnish at its own
expense investment advisory and administrative services, office space, equipment and clerical personnel necessary for servicing the investments of the Trust and maintaining its organization,  and investment
advisory facilities and executive and supervisory personnel for managing the investments and effecting the portfolio transactions of the Trust. The Adviser shall arrange, if  desired by the Trust,  for
directors,  officers and  employees  of the Adviser to serve as Trustees, officers or agents of the Trust
if duly  elected or  appointed  to such  positions  and  subject to their individual  consent  and to any
limitations imposed by law.

(b) It is understood that the Trust will pay all of its own expenses incurred in its operations and the offering of the Trusts shares, unless specifically provided otherwise in this Agreement or except to the extent that the Adviser agrees in a written instrument executed by the Adviser (specifically referring to this Article 2(b)) to assume or otherwise pay for specified expenses of the Trust, including, without limitation: compensation of Trustees "not affiliated" with the Adviser; governmental fees;  interest charges;  taxes;  membership dues in the Investment
Company Institute  allocable to the
  Trust; fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar or dividend disbursing agent of the Trust; expenses of repurchasing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing stock certificates, shareholder reports, notices, proxy statements and reports to governmental officers and commissions; brokerage and other expenses connected with the execution, recording and  settlement of portfolio
  security transactions; insurance premiums; fees and expenses of the custodian for all services to the
  Trust, including safekeeping of funds and securities and maintaining required books and accounts;
  expenses of calculating the net asset value of shares of the Trust; organizational and start up costs;
  such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party or otherwise may have an exposure, and the legal obligation which the Trust may have to indemnify the Trust's Trustees and officers with respect thereto; and expenses relating to the issuance, registration and qualification of shares of the Trust and the preparation, printing and mailing of prospectuses for such purposes (except to the extent that any Distribution Agreement to which the Trust is a party provides that another party is to pay some or all of such expenses).

         (c) The payment or assumption by the Adviser of any expenses of the Trust that the Adviser is not obligated by this Agreement or otherwise to pay or assume shall no obligate the Adviser to pay or
assume the same or any similar expenses of the Trust on any subsequent occasion.

         Article 3. Compensation of the Adviser. For the services to be rendered and the facilities provided, the Trust shall pay to the Adviser an investment advisory fee computed and paid monthly as set forth in Appendix A attached hereto. If the Adviser shall serve for less than the whole of any period
specified in this Article 3, the compensation paid to the Adviser will be prorated.

         Article 4.  Additional  Services.  Should the Trust have  occasion
         ---------------------------------
 to request the Adviser or its
affiliates to perform  administrative or other additional  services not herein contemplated or to request
the Adviser or its affiliates to arrange for the services of others, the Adviser or its affiliates will act for the Trust upon request to the best of its ability, with compensation for the services to be agreed upon with respect to each such occasion as it arises. No such agreement for additional services shall expand, reduce or otherwise alter the obligations of the Adviser, or the compensation that the Adviser is due, under this Agreement.

         Article 5. Covenants of the Adviser. The Adviser agrees that it will not deal with itself, or with the Trustees of the Trust or the Trust's distributor, if any, as principals in making purchases or sales of securities or other property for the account of the Trust, except as permitted by the Investment Company Act of 1940 and any rules, regulations or orders of the Securities and Exchange Commission thereunder, will not take a long or short position in the shares  of the  Trust  except as
permitted by the  applicable  law, and will comply with all other  provisions of the  Declaration  and the
By-Laws and the then-current  Prospectus and Statement of Additional
  Information of the Trust relative to
the Adviser and its directors and officers.

         Article 6. Limitation of Liability of the Adviser. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Trust, except for willful misfeasance,  bad faith, gross
negligence  or reckless  disregard  of its duties and  obligations  hereunder.
  As used in this Article 6,
the term  "Adviser"  shall  include  directors,  officers  and  employees of the  Adviser as well as that
corporation itself.

         Article 7.  Activities  of the  Adviser.  (a) The Trust  acknowledges
         ----------------------------------------
 that the  services  of the
Adviser to the Trust are not  exclusive,  the  Adviser  being free to render investment  advisory  and/or
other  services  to others.  The Trust  further  acknowledges  that it is possible  that,  based on their
investment objectives and policies, certain funds or accounts managed by the Adviser or its affiliates may at times take investment positions or engage in investment techniques which are contrary to positions taken or techniques engaged in on behalf of the Trust. Notwithstanding the foregoing, the Adviser will at all times endeavor to treat all of its clients in fair and equitable manner.

         (b) The Trust acknowledges that whenever the Trust and one or more other funds or accounts advised by the Adviser have available  monies for  investment,  investments suitable and  appropriate for
each shall be allocated in a manner believed by the Adviser to be fair and equitable to each entity.

Similarly, opportunities to sell securities or other investments shall be allocated in a manner believed by the Adviser to be fair and equitable to each entity. The Trust acknowledges  that in some  instances
this may adversely affect the size of the position that may be acquired or disposed of for the Trust.

         (c) It is understood that the Trustees, officers and shareholders of the Trust are or may be or become interested in the Adviser, as directors,  officers,  employees, or otherwise and that directors,
officers and employees of the Adviser are or may become similarly interested in the Trust, and that the Adviser may be or become interested in the Trust as a shareholder or otherwise.

         Article  8.  MFS  Name.  The  Trust   acknowledges  that  the  names
         -----------------------
  "Massachusetts   Financial
Services," "MFS" or any derivatives thereof or logos associated with those names (collectively, the "MFS Marks") are the valuable property of the Adviser and its affiliates.

  The Adviser  grants the Trust a

non-exclusive  and  non-transferable  right  and  sub-license  to use  the
 MFS  Marks  only so long as the
Adviser serves as investment adviser to the Trust. The Trust agrees that if the Adviser for any reason no longer serves as investment adviser to the Trust, and the Adviser so  requests,  that the Trust
promptly  shall cease to use the MFS Marks and promptly shall amend its registration  statement to delete
any  references  to the MFS  Marks.  Likewise,  the Trust  agrees  that if the  Adviser  for any reason no
longer serves as investment adviser to the Trust, and the Adviser so requests, the Trust promptly shall cease to use the MFS Marks and promptly shall amend its Declaration of Trust to delete any references to the MFS Marks. The Trust acknowledges that the Adviser may permit other clients to use the MFS Marks in
their  names or other  material.  For  purposes of this  Article,  the Trust shall be deemed to have taken
the required action promptly if such action is taken within 90 days of the Adviser no longer serving as the investment adviser to the Trust, or from the date of the Advisers request, as the case may be.

         Article 9.  Duration,  Termination  and Amendment of this  Agreement.

 (a) This  Agreement  shall

become  effective  with  respect  to the  Trust  on the  date  first  written above  if  approved  by the
shareholders  of the  Trust,  on the  Effective  Date for the Trust,  as set
 forth in  Appendix A attached
hereto.  Thereafter,  this  Agreement  will remain in effect with respect to the Trust for a period of two
years from the Trust's Effective Date as set forth in Appendix A, on which date it will terminate for the Trust unless its continuance is "specifically approved at least annually"  (i) by the vote of a
majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Adviser at a meeting specifically called for the purpose of voting on such approval,  and (ii) by the Board of
Trustees of the Trust, or by "vote of a majority of the outstanding voting securities" of the applicable Trust.

         (b) This Agreement may be terminated as to the Trust at any time without the payment of any penalty by the Trustees or by "vote of a majority of the outstanding voting securities" of the applicable Trust, or by the Adviser, in each case on not more than sixty days' nor less than  thirty
days' written notice to the other party.  This  Agreement  shall  automatically terminate in the event of
its "assignment".

         (c) This Agreement may be amended with respect to the Trust only if such amendment is in writing  signed by or on behalf of the Trust and the  Adviser  and is approved  by "vote of a majority of
the outstanding voting securities" of the applicable Trust (if such shareholder approval is required by the Investment Company Act of 1940).

         Article 10.  Scope of Trust's Obligations.  A copy of the Trusts
         ------------------------------------------
Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Adviser acknowledges that the obligations of or arising
out of this Agreement are not binding upon any of the Trust's Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust. If this Agreement is executed by the Trust, the Adviser further acknowledges that th assets and liabilities of
the Trust are separate and distinct and that the obligations of or arising out of this Agreement concerning the Trust are binding solely upon the assets or property of the Trust and not upon the assets or property of any other Trust.

         Article  11.  Definitions  and  Interpretations.   The  terms
         ------------------------------------------------
 "specifically  approved  at  least
annually," "vote of a majority of the outstanding voting securities,"
 "assignment,"  "affiliated person,"
and "interested person," when used in this Agreement, shall have the respective meanings specified, and shall be construed in a manner consistent with, the Investment

 Company Act of 1940 and the rules and
regulations promulgated thereunder. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Securities Act of 1933, or the Securities Exchange Act of 1934 (collectively, the "Federal Securities Acts") shall be resolved by reference to such term or provision of the Federal Securities Acts and to interpretations thereof,  if any, by United
States federal courts or, in the absence of any controlling decisions of any such court, by rules or regulations of the Securities and Exchange Commission. Where the effect of a requirement of the Federal Securities Acts reflected in any provision of this Agreement is revised by rule or regulation of the Securities and Exchange Commission, such provisions shall be deemed to incorporate the effect of such rule or regulation.

         Article 12.  Record Keeping.  The Adviser will maintain records in
         ----------------------------
 a form acceptable to the Trust and in compliance with the rules and regulations of the Securities and Exchange Commission, including but not limited to
records required to be maintained by Section 31(a) of the Investment Company
 Act of 1940 and the rules
thereunder, which at all times will be the property of the Trust and will be available for inspection
and use by the Trust.

         Article  13.   Miscellaneous.   (a)  This  Agreement   contains  the
         -----------------------------
 entire   understanding  and
agreement of the parties with respect to the subject matter hereof.

         (b) Headings in this Agreement are for ease of reference only and shall not constitute a part of the Agreement.

         (c) Should any portion of this Agreement for any reason be held void in law or equity, the remainder of the Agreement  shall be construed to the extent  possible as if such voided portion had never
been contained herein.

         (d) This Agreement shall be governed by the laws of the Commonwealth of
Massachusetts,  without giving effect to the choice of laws provisions thereof, except that questions
of interpretation shall be resolved in accordance with the provisions of
Article 11 above.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned  officers  thereunto duly authorized,  all as of the
day and year first above  written.  The  undersigned  officer of the Trust has executed this Agreement not
individually,  but as an officer  under the  Declaration  and the  obligations of this  Agreement are not
binding upon any of the Trustees, officers or shareholders of the Trust, individually, but bind only the trust estate.

 MFS HIGH INCOME MUNICIPAL TRUST


 By: MARK N. POLEBAUM______
     ----------------
 Name:     Mark N. Polebaum
  Title:    Secretary

    MASSACHUSETTS FINANCIAL
SERVICES COMPANY


 By:_ROBERT J. MANNING_
     -----------------
 Name:  Robert J. Manning
  itle:  Chief Executive Officer

                                                                      Appendix A

                                                     Compensation to the Adviser

The investment advisory fee payable by the Trust shall be computed and paid monthly in an amount equal to the sum of 0.75% of the Trust's average daily net assets including assets applicable to the auction preferred shares (average daily net assets being computed for this purpose  without  deducting  any
liability for money borrowed for investment in accordance with the Trusts investment objective and policies).